SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) February 18, 1997

                             TNP ENTERPRISES, INC.
               (Exact name of registrant as specified in charter)

        Texas                           1-8847                  75-1907501
(State or other jurisdiction   (Commission File Number)  (IRS Employer Identifi-
   of Incorporation)                                       cation No.)

        4100 International Plaza, P.O. Box 2943, Fort Worth, Texas 76113
       ------------------------------------------------------------------
                    (Address of Principal Executive Offices)

Registrant's telephone number, including area code:    (817) 731-0099
                                                   ---------------------------




                         TEXAS-NEW MEXICO POWER COMPANY
               (Exact name of registrant as specified in charter)

          Texas                        2-97230                      75-0204070
      (State or other         (Commission File Number)   (IRS Employer Identifi-
jurisdiction of Incorporation)                               cation No.)

        4100 International Plaza, P.O. Box 2943, Fort Worth, Texas 76113
       ------------------------------------------------------------------
                    (Address of Principal Executive Offices)

Registrant's telephone number, including area code:      (817) 731-0099
                                                  ----------------------------


          ------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 4.  Changes in Registrant's Certifying Accountant.

         A. In August 1996, the Audit Committees of the Boards of Directors of TNP Enterprises, Inc. ("TNPE") and Texas-New Mexico Power Company ("TNP") instructed management to request proposals from four qualified firms of certified public accountants to perform independent audit services for TNPE, TNP and their subsidiaries (collectively, the "Company") beginning in 1997. Management had recommended to the Audit Committees that a solicitation for external auditing services be made as part of a proper qualitative analysis and review of existing services. The Company had not made a request for competitive proposals for external auditing services for several years.

         On January 6, 1997, management advised the Company's current accountants, KPMG Peat Marwick LLP ("KPMG"), that management had not recommended the reappointment of KPMG as the Company's independent accountants to the audit committee. On January 20, 1997, the Audit Committee interviewed two accounting firms. As a result of this process, it determined that it would recommend Arthur Andersen LLP ("Andersen") as the new independent accountants.

         On February 18, 1997, the Board of Directors of TNPE, upon recommendation by its Audit Committee, approved the engagement of Andersen as the new independent accountants of the Company. Andersen will replace KPMG beginning with the audit for 1997. KPMG, which was notified of the Board's action on the same date, will be dismissed as the independent accountant of the Company effective upon completion of the 1996 audit.

         A proposal that the appointment of Andersen be ratified will be submitted to TNPE shareholders at TNPE's Annual Meeting in 1997.

         B. KPMG's reports on the Company's consolidated financial statements for fiscal years 1995 and 1994 contained no adverse opinions or disclaimers of opinion, nor were such reports qualified as to uncertainty, audit scope or accounting principles. During such periods and through February 18, 1997, there were no disagreements between the Company and KPMG on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures which, if not resolved to KPMG's satisfaction, would have caused it to make a reference in connection with its report to the subject matter of the disagreements, except for a disagreement that occurred in early February 1997 arising out of discussions at a senior level regarding when the Company should report the accounting effect of the tentative settlement reached January 30, 1997 of the litigation between TNP and Jackson National Life Insurance Company. The Audit Committees discussed the subject matter of the disagreement with KPMG. This issue was resolved to the satisfaction of KPMG.

         During discussions regarding this issue, the Company communicated to KPMG that two other accounting firms disagreed with KPMG's conclusions. On February 5, 1997, the Company informally discussed the potential effects of this settlement as a 1997 transaction with Andersen, in anticipation of their appointment as auditors of TNP for 1997, but relied upon the previous experience of a TNP staff member with regard to the expressed views of another accounting firm. The Company did not request from Andersen or any other accounting firm a formal opinion on KPMG's conclusions on the accounting for this transaction.

         During 1997, in connection with its audit of the Company's 1996 consolidated financial statements, KPMG informed the Company of a material weakness in the internal control structure of a newly-formed non-regulated subsidiary. Management has begun measures to correct such weakness.

         There were no other reportable events (as defined in Regulation S-K, Item 304 (a)(1)(v)) with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure that were not resolved to the satisfaction of KPMG, during the past two fiscal years and through February 18, 1997.

         TNPE and TNP have authorized KPMG to respond fully to inquiries of Andersen concerning the subject matter of the disagreement described herein.

         C. TNPE and TNP have requested that KPMG furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of KPMG's letter to the Commission dated February 25, 1997 is filed as an exhibit to this Report.

Item 7.  Exhibits.

16       Letter from KPMG Peat Marwick LLP regarding change of certifying independent accountants.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              TNP ENTERPRISES, INC.
                                  (Registrant)



Date:  February 25, 1997                    By:      /s/ M. S. Cheema
                                                ---------------------
                                                     M. S. Cheema
                                                     Vice President


                         TEXAS-NEW MEXICO POWER COMPANY
                                  (Registrant)



Date:  February 25, 1997                    By:      /s/ M. S. Cheema,
                                              ------------------------
                                                     M. S. Cheema
                                                     Senior Vice President